UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

WHITEHALL JEWELERS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52123	20-4864126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Dr., Ste. 2600,
Chicago, IL 60606
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (312) 782-6800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Whitehall Jewelers, Inc. (“WJI”), a wholly-owned subsidiary of Whitehall Jewelers Holdings, Inc. (the “Company”), entered into a First Amendment to Term Loan Credit Agreement, dated as of April 30, 2008, with PWJ Lending II LLC, as administrative and collateral agent and as a lender (the “First Amendment”). This agreement amends the Term Loan Credit Agreement, dated as of January 18, 2008, by and among the Company and PWJ Lending II LLC, as administrative agent and collateral agent, and the lending institutions from time to time party thereto (the “Term Loan Credit Agreement.”) The First Amendment increases the aggregate lending commitment under the Term Loan Credit Agreement from $35 million to $50 million. The proceeds from any additional borrowings under the Term Loan Credit Agreement, as amended, will be used for working capital and general corporate purposes. The Company is fully and unconditionally guaranteeing all borrowings by WJI under the Term Loan Credit Agreement, as amended. The material terms of the Term Loan Credit Agreement are summarized in the current report on Form 8-K filed by the Company on January 22, 2008, which summary is incorporated herein by reference.

On May 1, 2008, WJI borrowed an additional $5 million under the Term Loan Credit Agreement, as amended. As of May 1, 2008, WJI had borrowed an aggregate principal amount of $40 million under this credit agreement and may borrow up to an additional $10 million under the Term Loan Credit Agreement at any time before May 2, 2009 (unless the Term Loan Credit Agreement is terminated earlier). Any additional borrowings under this credit agreement may be made in one or more draws, with each draw not to be less than $2.5 million.

PWJ Lending II LLC is entitled to a fee equal to two percent of any additional principal amount borrowed pursuant to the First Amendment. PWJ Lending II LLC is an affiliate of Prentice Capital Management, LP, which is the manager of PWJ Funding, LLC and PWJ Lending LLC. As such, Prentice Capital may be deemed to have voting control and investment discretion over securities owned by PWJ Funding, LLC and PWJ Lending LLC, which beneficially own a total of 29,509,399 shares, which represents more than a majority of the Company’s outstanding shares of common stock. Additionally, two of the Company’s five directors are affiliated with Prentice Capital.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the information included under “Item 1.01 Entry into a Material Definitive Agreement” above, which is incorporated under this Item 2.03 by reference.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2008, the Company announced the retirement of its Chairman of the Board and Chief Executive Officer, Edward Dayoob, from his post as Chief Executive Officer, while remaining actively involved as the Chairman of the Board and as a consultant to the Company advising on merchandising and operations strategy. Mr. Dayoob will continue in his position as Chairman of the Board of Directors. The Company’s Board of Directors has appointed Michael Don to the position of Chief Executive Officer in addition to his ongoing responsibilities as President and Chief Operating Officer, effective April 30, 2008. Mr. Don will also serve as the Chief Executive Officer of WJI, the Company’s wholly-owned subsidiary.

Michael Don, age 51, was appointed President and Chief Operating Officer of the Company on August 13, 2007. Mr. Don joined the Company on November 27, 2006 as its Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Don served as the Executive Director of the law firm Stoel Rives, LLP in 2005 and 2006. From 2002 through 2004, Mr. Don was the Senior Vice President and Chief Financial Officer of Columbia Distributing Company, a multi-state beverage distribution company. From 1987 through 2000, Mr. Don held various positions within Fred Meyer, Inc. with his last position as Chief Executive Officer of Fred Meyer Jewelers, Inc. from 1996 to 2000. Mr. Don also held the positions of Vice President and Treasurer, Vice President of Real Estate and Construction and Senior Vice President, Strategic Planning for Fred Meyer, Inc. Mr. Don received his CPA accreditation in Oregon in 1980.

Amended and Restated Employment Agreement with Michael Don

In connection with Mr. Don’s appointment as the Company’s Chief Executive Officer and as WJI’s Chief Executive Officer, WJI entered into an Amended and Restated Employment Agreement with Mr. Don, effective as of April 30, 2008 (the “Amended Employment Agreement”). Under the terms of the Amended Employment Agreement, Mr. Don is entitled to receive an initial annual base salary of $500,000. This salary will be reviewed from time to time and may be increased by the Compensation Committee of the Company’s Board of Directors. Mr. Don remains eligible to participate in WJI’s management bonus plan with a target bonus opportunity of at least 50% of his annual base salary. The actual amount of the annual bonus is contingent upon certain performance criteria set by the Company’s Board of Directors.

Pursuant to the Amended Employment Agreement, WJI will arrange for a grant to be made by the Company to Mr. Don of options to purchase 499,414 shares of the Company’s common stock pursuant to the terms of the Company’s equity compensation plan. This grant will be made only after the Company obtains stockholder approval of an increase the amount of stock options available under this plan. These options would be exercisable at a price equal to the fair market value of the Company’s common stock as of the grant date. These options would vest over a 48-month period with the first 1/8th of the options vesting on the six-month anniversary of the grand date and an additional 1/48th of the option vesting on each subsequent monthly anniversary of the grant date, provided Mr. Don remains employed by Whitehall during the vesting period. If Mr. Don is employed by Whitehall immediately prior to a “Change of Control” (as defined in the Amended Employment Agreement), then any unvested options would immediately vest upon the consummation of the Change of Control. In addition to the vesting schedule described above, the vesting of these options would be accelerated if certain performance goals, based on meeting or exceeding EBIDTA (as defined in the Amended Employment Agreement) targets, are met. This grant of options would be memorialized by, and be subject to the terms and conditions of, an option agreement to be entered into between the Company and Mr. Don.

Consulting Agreement with Edward Dayoob

On April 30, 2008, WJI and Edward Dayoob entered into a consulting agreement, pursuant to which Mr. Dayoob will provide to WJI consulting services in the areas of merchandising, marketing and corporate strategy (including mergers and acquisitions). WJI will pay Mr. Dayoob $5,000 per month for Mr. Dayoob’s services, and an additional fee of $5,000 per day for any agreed-upon special projects or assignments. In addition, Mr. Dayoob’s stock options and bonus award will continue to vest in accordance with the terms of the Stock Option Agreement and the Bonus Award Agreement, respectively, between the Company and Mr. Dayoob, each dated July 20, 2007. WJI has agreed to reimburse Mr. Dayoob for all documented and reasonable out-of-pocket expenses and travel expenses associated with the performance of his duties under this consulting agreement. The initial term of this consulting agreement will be for one year, unless terminated earlier by WJI or Mr. Dayoob upon at least 30-days’ written notice. This agreement will, however, terminate immediately upon Mr. Dayoob’s death, disability, incapacity or adjudication of incompetency. If not terminated, this agreement will be renewed for additional 30-day periods.

Item 7.01 Regulation FD Disclosure

On April 30, 2008, the Company issued a press release announcing the retirement of its Chairman of the Board and Chief Executive Officer Edward Dayoob from his post as Chief Executive Officer and the appointment of its President and Chief Operating Officer Michael Don to the role of Chief Executive Officer. A copy of this press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

            (d) Exhibits

Number	Description of Exhibit

99.1	Press Release dated April 30, 2008 (1)

___________________

(1) Furnished herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEHALL JEWELERS HOLDINGS, INC.
(Registrant)

	By:	/s/ Robert B. Nachwalter
Robert B. Nachwalter
Senior Vice President and
General Counsel

Date: May 5, 2008